UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 21, 2009

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Utah	000-32427	87-0386790
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

612 Santa Monica Boulevard, Santa Monica, CA 90401
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 260-6150

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2009, Conspiracy Entertainment Holdings, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”), by and among the Company and the subscribers listed therein (the “Subscribers”).  Pursuant to the Subscription Agreement, the Company issued and sold secured convertible notes in the aggregate principal amount of $150,000 (the “Notes”) to the Subscribers.  Immediately following the closing, there were 51,189,605 outstanding shares of the Company’s common stock.

 The Notes mature one year from the date of issuance and will accrue interest at the rate of 15%.  Upon a default in the payment of any amounts due under the Notes, the interest rate will be increased to 18%.  Upon the occurrence of an Event of Default (as such term is defined in the Notes), all principal and interest then remaining unpaid shall be immediately due and payable.   Events of Default include but are not limited to (i) the Company’s failure to make payments when due, (ii) breaches by the Company of its representations, warranties and covenants, and (iii) delisting of the Company’s common stock from the OTC Bulletin Board.

Pursuant to the terms of the Notes, the Subscribers have the right, so long as the Notes are not fully repaid, to convert the Notes into shares of the Company’s common stock at a conversion price of $.01 per share, as may be adjusted.  The Notes contain anti-dilution provisions, including but not limited to if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the Notes will automatically be reduced to such lower price. The Notes contain limitations on conversion, including the limitation that the holder may not convert its Note to the extent that upon conversion the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the Subscriber to the Company, of up to 9.99%).

The Notes are secured by a security interest in certain assets of the Company.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyers, the investor had access to information about us and their investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required to be disclosed under this Item 2.03 is disclosed under Item 1.01 and is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

The information required to be disclosed under this Item 2.03 is disclosed under Item 1.01 and is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.27	Form of Subscription Agreement dated May 21, 2009

4.28	Form of Secured Convertible Note dated May 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

Date: May 22, 2009	By:	/s/ Keith Tanaka
Name: Keith Tanaka
Title: Chief Financial Officer